                                                                    EXHIBIT 10.8

                                    SUBLEASE

        THIS SUBLEASE ("Sublease") is dated for references purposes only as of April 26, 2000, and is made by and between MARCHFIRST, INC., successor-in-interest by merger to USWeb Corporation, a Delaware corporation ("Sublessor"), and WEBEX, INC., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

        1. Recitals: This Sublease is made with reference to the fact that Sobrato Development Company #871, a California limited partnership ("Master Lessor"), as Landlord, and USWeb Corporation, Sublessor's predecessor-in-interest, as Tenant, entered that certain Lease, dated as of December 15, 1999 ("Master Lease"), with respect to that certain single-story, free-standing building containing approximately 66,684 rentable square feet ("Premises" or "Building") located at 305 West Tasman Drive, San Jose, California, as more particularly described in the Master Lease. A true and correct copy of the Master Lease is attached hereto as Exhibit "A" and incorporated by reference herein.

        2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises ("Subleased Premises"). The Subleased Premises are more particularly described in the Master Lease.

        3. Term:

            A. Term. The term ("Term") of this Sublease shall commence on the date on which Master Lessor's written consent to this Sublease has been obtained by Sublessor ("Commencement Date"), and shall expire on February 27, 2008 ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Once the Commencement Date has been established, Sublessor and Sublessee shall execute a commencement date memorandum setting forth the Commencement Date and Rent Commencement Date (as defined below).

            B. No Option to Extend. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease.

        4. Rent:

            A. Monthly Base Rent. Commencing on the date that is ninety (90) days after the Commencement Date ("Rent Commencement Date") and continuing on the first day of each calendar month thereafter during the Term, Sublessee shall pay to Sublessor as Monthly Base Rent for the Subleased Premises equal monthly installments as follows:


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
               Months                       Monthly Base Rent
               ------                       -----------------
               Months 01 - 03               Free Rent

               Months 04 - 12               $150,039.00

               Months 13 - 24               $156,040.56

               Months 25 - 36               $162,042.12

               Months 37 - 48               $168,710.52

               Months 49 - 60               $175,378.92

               Months 61 - 72               $182,714.16

               Months 73 - 84               $189,382.56

               Months 85 - Expiration Date  $197,384.64

As used herein, "month" shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the Term hereof which is for less than one month of the Sublease Term shall be a prorata portion of the monthly installment based on the number of days in that month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at MarchFirst, Inc., 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054 Attn: Real Estate Department, or such address as may be designated in writing by Sublessor.

            B. Additional Rent. In addition to Monthly Base Rent, Sublessee shall pay to Sublessor all "additional rent" payable by Sublessor to Master Lessor pursuant to the Master Lease, including, without limitation, taxes pursuant to Section 10 of the Master Lease, costs for "Landlord's Insurance" pursuant to Section 9.B. of the Master Lease, and the property management fee pursuant to Section 19.N. of the Master Lease. In addition, Sublessee shall be responsible for payment of its own telephone, telecommunications and data communications charges, and all utility charges payable directly to the provider of the utility pursuant to Section 11 of the Master Lease. All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.) shall be deemed additional rent ("Additional Rent"). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent."


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

            C. Payment of Fourth Month's Rent. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of One Hundred Fifty Thousand Thirty-Nine and No/100 Dollars ($150,039.00), which shall constitute Monthly Base Rent for the fourth month of the Term.

        5. Security:

            A. Security; Cash Portion. Upon Sublessee's execution of this Sublease, Sublessee shall deliver to Sublessor a security deposit ("Security Deposit") comprised of (i) the sum of One Hundred Ninety-Seven Thousand Three Hundred Eighty-Four and 64/100 Dollars ($197,384.64), which sum is equal to one month's Monthly Base Rent payable during the last year of the Term ("Cash Portion"), and (ii) a letter of credit upon the terms and conditions and in the amount set forth in Paragraph 5.B. below, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may, but shall not be required to, draw upon, use, apply or retain all or any portion of the Cash Portion for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Cash Portion, then Sublessee, within five (5) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Cash Portion to the full amount stated above. Within sixty (60) days after the expiration or earlier termination of this Sublease, if Sublessee is not then in default, Sublessor shall return to Sublessee (without interest) so much of the Cash Portion as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults, if any, hereunder.

            B. Letter of Credit. The Letter of Credit ("LC") required pursuant Paragraph 5.A. above shall be an unconditional, irrevocable, transferable, stand-by letter of credit in the amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00), which LC (i) shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Chicago, Illinois office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) such that the LC shall be payable to Sublessor on sight at the Chicago, Illinois office in partial or full draws, (ii) shall be for a term commencing on the Commencement Date and expiring sixty (60) days after the Expiration Date, (iii) shall contain an "evergreen" provision which provides that the LC automatically is renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Sublessor and Sublessee, and (iv) otherwise shall be in substantially the form and content attached hereto as Exhibit B attached hereto and incorporated by reference herein. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the LC. The LC shall be held by Sublessor as additional security for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sub-Sublease to be kept and performed by Sublessee. The LC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Sublessee without Sublessor's prior written consent. If Sublessee defaults (following


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

any notice and applicable cure periods) with respect to any provision of this Sublease, including, but not limited to, provisions relating to the payment of Rent, Sublessor may, but shall not be required to, draw down upon all or any portion of the LC for payment of any Rent or other sum in default, or for the payment of any amount that Sublessor may reasonably spend or may become obligated to spend by reason of Sublessee's default. The use, application or retention of the LC, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublessor shall not first be required to proceed against either the Cash Portion or the LC, and the Cash Portion or the LC shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. If any portion of the LC is drawn upon, Sublessee, within five (5) days after written demand therefor, shall either (i) deposit cash with Sublessor (which cash shall be applied by Sublessor to the Security Deposit) in an amount sufficient to cause the sum of the additional cash and the LC to be equivalent to the amount of the Security Deposit required hereunder; or (ii) reinstate the LC to the amount required under this Sublease. If any portion of the LC subsequently is used or applied, Sublessee shall, within five (5) days after written demand therefor, deposit cash with Sublessor (which cash shall be applied by Sublessor to the Security Deposit) in an amount sufficient to restore the Security Deposit to the amount required under this Sublease, and Sublessee's failure to do so shall be a default under this Sublease. Within sixty (60) days after the expiration of the Term (subject to any earlier termination of this Sublease), if Sublessee is not then in default and has not been in default beyond applicable notice and cure periods during the Term, Sublessor shall return to Sublessee the LC or so much of the LC as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults, if any, hereunder. In no event shall Sublessor be required to return the Cash Portion to Sublessee prior to the expiration or earlier termination of the Term.

            C. Reduction in LC. So long as Sublessee has not been in default, beyond applicable notice and cure periods, under this Sublease at any time during the Term, if Sublessee completes an initial public offering ("IPO") during the Term, and if as a result of the IPO Sublessee's cash position is not less than Eighty Million and No/100 Dollars ($80,000,000.00), Sublessee shall have the right to deliver to Sublessor a letter of credit ("Replacement LC") in an amount equal to four (4) months' Base Rent payable by Sublessee during the last year of the Term, or Seven Hundred Eighty-Nine Thousand Five Hundred Thirty-Eight and 56/100 Dollars ($789,538.56) to replace the LC referenced in Paragraph 5.B. above. The Replacement LC otherwise shall comply with all of the requirements of Section 5.B. above. Prior to delivering the Replacement LC to Sublessor, Sublessee shall provide to Sublessor such information as Sublessor reasonably shall require to satisfy itself that Sublessee has attained the financial condition required by this Section 5.C. Sublessor shall not be obligated to return the original LC to Sublessee until Sublessee has delivered the Replacement LC to Sublessor. Notwithstanding anything to the contrary contained in this Sublease, if, at any time after Sublessor has accepted the Replacement LC, Sublessee is in default, beyond applicable notice and cure periods, under this Sublease, Sublessor shall have the right to require Sublessee, within twenty (20) days after receipt of Sublessor's demand therefor, to replace the Replacement LC with a new letter of credit in the amount of the original LC, and otherwise in accordance with all of the requirements of Paragraph 5.B. above.


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

        6. Construction of Sublessee Improvements:

            A. Construction. Commencing on the Commencement Date, Sublessee shall have the right to enter the Subleased Premises for the purpose of constructing its tenant improvements, as defined in Section 5.B. of the Master Lease (hereinafter, the improvements to be constructed by Sublessee shall be referred to as the "Sublessee Improvements"). Such early entry shall be subject to all of the covenants, terms and conditions of this Sublease except for the obligation to pay Rent prior to the Rent Commencement Date. Sublessee shall comply with all of the terms and conditions of the Master Lease, to the extent incorporated in this Sublease, with respect to construction of the Sublessee Improvements, including, without limitation, the obligations set forth in Articles 5 and 6 of the Master Lease. Master Lessor has completed items 2, 3 and 4 of the "Landlord's Work" described on Exhibit B of the Master Lease. With respect to item 1, since Master Lessor does not yet know what work will constitute the Sublessee Improvements, Master Lessor has requested that Sublessee perform the necessary repairs to the electrical, mechanical and plumbing systems for the Subleased Premises, and Master Lessor will agree to reimburse Sublessee promptly upon receipt of Sublessee's detailed invoices for such work. Sublessor shall use good faith efforts to ensure that the Master Lessor's consent to this Sublease contains the foregoing agreement.

            B. Tenant Improvement Cost. Upon Sublessor's and Master Lessor's written approval of the budget for the Sublessee Improvements ("Sublessee Improvement Budget") furnished by the Sublessee's General Contractor (as defined in Article 5 of the Master Lease), Sublessee shall furnish a copy of the Sublessee Improvement Budget (as defined in Section 5.C. of the Master Lease) to Sublessor and Master Lessor. Thereafter, Sublessee shall cause the General Contractor to proceed with the construction of the Sublessee Improvements in accordance with the terms of Section 5.B. of the Master Lease. Pursuant to
Section 5.C. of the Master Lease, Master Lessor agreed to provide to Sublessor a work allowance ("Sublessor's Work Allowance") to be utilized by Sublessor for the construction of its tenant improvements in the Premises, in the amount of One Million Six Hundred Eighty-Seven Thousand One Hundred and No/100 Dollars ($1,687,100.00). Sublessor, upon receipt of such sums from Master Lessor pursuant to the provisions of Paragraph 6.B. below, shall make available to Sublessee a work allowance ("Sublessee's Work Allowance") in the amount of Twenty-Five and No/100 Dollars ($25.00) per rentable square foot of the Subleased Premises, or One Million Six Hundred Sixty-Seven Thousand One Hundred and No/100 ($1,667,100.00), to be used in connection with Sublessee's construction of the Sublessee Improvements. The remainder of the Sublessor's Work Allowance, in the amount of Thirty Cents ($0.30) per rentable square foot, or Twenty Thousand and No/100 Dollars ($20,000.00), shall be paid by Master Lessor to Sublessor as reimbursement for Sublessor's costs incurred for architectural and planning fees in connection with the Premises. Sublessee shall pay all costs associated with the Sublessee Improvements, less the Sublessee's Work Allowance. The cost of the Sublessee Improvements shall consist of only the following to the extent actually incurred by Sublessee in connection with the construction of the Sublessee Improvements: construction costs, all permit fees, construction taxes or other costs imposed by governmental authorities related to the Sublessee Improvements, architectural fees (including the supervision of the design and construction of the Sublessee Improvements), engineering fees, builder's risk insurance, any sales and use taxes, plan check and license fees, alarm and security systems, all testing and inspection costs for the Sublessee Improvements, and the General Contractor overhead and general conditions.

            C. Payment of the Sublessee's Work Allowance. During the course of construction of the Sublessee Improvements, Sublessee shall cause the General Contractor to deliver to Sublessee not more than once each calendar month a written request for payment ("Progress Invoice") which shall include and be accompanied by General Contractor's certified statements setting forth the amount requested, and certifying the percentage of completion of each item for which reimbursement is requested. Sublessee shall pay directly to the General Contractor the amount due pursuant to the Progress Invoice within fifteen (15) days after Sublessee's receipt of the above items, less ten percent (10%) retention and amounts which Sublessee has disputed in writing. Within one (1) business days after Sublessee's payment of the Progress Invoice, Sublessee shall deliver a copy of the Progress Invoice, together with reasonable evidence of payment to General Contractor of such invoice, to Sublessor's representative by facsimile, hand delivery or overnight courier service, addressed to Ms. Lois Blackmer, MarchFirst, Inc., 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, telephone (408) 986-6775, facsimile (408) 987-3241. Sublessor promptly shall deliver the copy of the Progress Invoice to Master Lessor, and shall use its reasonable good faith efforts to obtain reimbursement from Master Lessor within five (5) days after receipt of the Progress Invoice from Sublessor. Within three (3) business days after receipt of reimbursement from Master Lessor, Sublessor shall forward the amount of Master Lessor's reimbursement to Sublessee. Master Lessor's reimbursement to Sublessor, and Sublessor's reimbursement to Sublessee, shall be an amount equal to the product of (i) the Progress Invoice, and (ii) a fraction, the numerator of which is the amount of the Sublessee's Work Allowance and the denominator of which is the Sublessee Improvement Budget, until such time as Master Lessor has expended the full amount of the Sublessee's Work Allowance.

            D. Sublessee's Indemnification. Sublessee acknowledges that Section 5.B. of the Master Lease requires that the Sublessee Improvements be constructed not later than February 28, 2001. If Sublessee fails to complete construction by such date, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with such failure to timely complete the Sublessee Improvements, including, without limitation, any default under or termination of the Master Lease resulting from Sublessee's failure, or Master Lessor's failure or refusal, as a result of Sublessee's failure to timely complete the Sublessee Improvements, to pay all or any portion of the Sublessee's Work Allowance.

        7. Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in its "as-is" condition. Other than as set forth in the preceding sentence, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law,


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

regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Sublessee shall look solely to the Master Lessor for performance of any construction or repairs required to be performed by Master Lessor under the terms of the Master Lease.

        8. Indemnity: In addition to the indemnification set forth in Section 14.C. of the Master Lease and in Paragraph 6.B. of this Sublease, and except to the extent caused by Sublessor's active negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublessee's obligations under this Sublease; or (ii) a breach of Sublessee's obligations under the Master Lease to the extent assumed by Sublessee pursuant to this Sublease; or (iii) any Hazardous Materials (as defined in Section 12.A. of the Master Lease) used, stored, released, disposed, generated or transported by Sublessee, its agents, employees, contractors or invitees in, on or about the Subleased Premises, the Building, or the soil, surface or groundwater thereunder.

        The foregoing indemnifications shall survive the expiration or earlier termination of this Sublease.

        9. Right to Cure Defaults: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, upon two (2) days' prior written notice to Sublessee, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the maximum rate permitted by law from the date of the expenditure until repaid.

        10. Assignment and Subletting: Except in accordance with the terms of
Article 17 of the Master Lease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party ("Transfer"), and Sublessee shall obtain the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and Master Lessor to any proposed Transfer. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and shall, at the option of Sublessor, terminate this Sublease. As a condition of granting its consent to any Transfer, Sublessor shall require that Sublessee charge the then-fair market rental value for the Subleased Premises, and that Sublessee pay to Sublessor, as Additional Rent, one hundred percent (100%) of the amounts referenced in Section 17.B. of the Master Lease. Sublessor's consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides.

        11. Use: Sublessee may use the Subleased Premises only for the uses permitted by Article 3 of the Master Lease and for no other purpose. Sublessee, at its sole cost and expense, shall comply with the provisions of Article 8 of the Master Lease relative to the maintenance of the Subleased Premises. Upon demand, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor (including, without limitation, assessments imposed as a consequence of the occurrence, storage, use or disposal of Hazardous Materials by Sublessee, its agents, employees, contractors or invitees in or about the Subleased Premises). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor.

        12. Effect of Conveyance: As used in this Sublease, the term "Sublessor" means the holder of the lessee's interest under the Master Lease. In the event of any transfer of said lessee's interest, the Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any Security Deposit of Sublessee to the transferee of said lessee's interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.

        13. Delivery and Acceptance: If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before the Commencement Date for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, in such event, the Rent Commencement Date shall be delayed until the date that is ninety (90) days after the actual Commencement Date, as defined in Paragraph 3.A. above. Notwithstanding the foregoing to the contrary, if Sublessor has not delivered possession of the Subleased Premises to Sublessee by the date that is fifteen (15) days after receipt of Master Lessor's consent to this Sublease, Sublessee shall have the right to terminate this Sublease, in which case Sublessor shall return to Sublessee all sums (including the LC) paid to Sublessor in connection with Sublessee's execution hereof. The foregoing shall be Sublessee's sole remedy in the event Sublessee terminates this Sublease pursuant to this Paragraph. By taking possession of the Subleased Premises, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in their condition as set forth in Paragraph 7 of this Sublease.

        14. Improvements: No alteration or improvements, including, without limitation, Sublessee's Sublessee Improvements, shall be made to the Subleased Premises except in accordance with this Paragraph and Articles 5 and 7 of the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, with Sublessor's consent not to be unreasonably withheld. Notwithstanding anything to the contrary contained in Section 5.B. of the Master Lease, Upon the expiration or earlier termination of this Sublease, Sublessee shall be responsible for removing any alterations or improvements, installed in the Subleased Premises by Sublessee, unless Master Lessor notifies Sublessee in writing that such alterations or improvements may remain. Notwithstanding anything to the contrary contained in
Section 5.B. of the Master Lease, with respect to the Sublessee Improvements, Sublessee shall not be obligated to remove the Sublessee Improvements upon the expiration or earlier termination of this Sublease unless Master Lessor notifies Sublessee in writing at the time that Sublessee requests Master Lessor's consent for the Sublessee Improvements that all or any portion of the Sublessee Improvements must be removed.

        15. Waiver of Subrogation; Release: Sublessor and Sublessee hereby release each other from any injury to persons, damage to property or loss of any kind which is caused by or results from any risk insured against under any valid and collectable property insurance policy carried by either party. Each party shall cause each such insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by such policy. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent, for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or
(ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing to the contrary, to the extent that Base Monthly Rent or additional rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee's Rent obligations with respect to the Subleased Premises also shall be abated. Sublessor and Sublessee are corporations, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporations.

        16. Default: Sublessee's performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee's right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Article 13 of the Master Lease.

        17. Remedies: In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Article 13 of the Master Lease), Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to Article 13 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

        18. Surrender: On or before the Expiration Date, Sublessee shall remove all of its trade fixtures and all alterations and improvements which Master Lessor requires be removed, and shall surrender the Subleased Premises to Sublessor in the condition required by Article 6 of the Master Lease, free of Hazardous Materials stored, used or disposed of by Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the maximum rate permitted by law. Sublessee shall indemnify, defend, protect and hold harmless

Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees) resulting from Sublessee's delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

        19. Brokers: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction except for Colliers International, representing Sublessor and Sublessee in dual agency. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublessor shall be responsible for the payment of any brokerage commission due in connection with this Sublease.

        20. Notices: Unless five (5) days' prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered, or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the addresses set forth below their signatures at the end of this Sublease and to Master Lessor at the address set forth in the Master Lease.

        21. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

        22. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

        23. Attorneys' Fees: If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees, and court costs. Notwithstanding the foregoing and in addition thereto, Sublessor shall be entitled to immediate receipt from Sublessee, for each breach hereof, of such reasonable attorneys' fees as may be incurred in connection with each notice or demand delivered to Sublessee. Sublessee agrees that such sum constitutes reimbursement to Sublessor of the reasonable cost of the preparation and delivery of each notice caused by Sublessee's breach.

        24. Other Sublease Terms:

            A. Incorporation By Reference. The terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively; (iv) each reference to "Tenant Improvements" shall be deemed a reference to the "Sublessee Improvements" defined in Paragraph 6 of this Sublease, (v) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's diligent good faith efforts (without requiring Sublessor to spend more than a nominal sum) to obtain the Master Lessor's performance; (vi) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have two (2) business days to perform); and (vii) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor and the approval of Sublessor may be withheld, if the Master Lessor's consent is not obtained.

        The following paragraphs of the Master Lease are hereby incorporated into this Sublease:

        Article 2, except that references to "Landlord" in the last sentence shall mean only Master Lessor;

        Article 3;

        Section 4.B.,

        Article 5, except that (i) Section 5.C. hereby is deleted except to the extent of the definition of terms set forth therein; (ii) references to Landlord in Sections 5.A., 5.B., 5.D., 5.E. and 5.F shall mean only Master Lessor, and
(iii) the last sentence of Section 5.C and Section 5.G. hereby are deleted;

        Article 6, except that (i) all but the last two sentences of Section 6.A. hereby are deleted, and (ii) references to "Landlord" in the last two sentences of Section 6.A. shall mean only Master Lessor;

        Article 7, except that references to "Landlord" in Section 7.C. shall mean only Master Lessor;

        Article 8, except that references to "Landlord" in Section 8.A., the second and third sentences of Section 8.C. and in Section 8.D. shall mean only Master Lessor;

        Article 9, except that references to "Landlord" in the last sentence of
Section 9.A. and in Section 9.B. shall mean only Master Lessor;

        Articles 10 and 11;

        Article 12, except that references to "Landlord" in the first two sentences of Section 12.E. shall mean only Master Lessor;

        Article 13;

        Article 14, except that the words "except to the extent of their interest in the Premises" in the first sentence of Section 14.B and the last sentence of Section 14.B. hereby are deleted;

        Articles 15 and 16, except that (i) references to "Landlord" in Article 15 shall mean only Master Lessor, and (ii) Sublessee shall not exercise the termination right set forth in Sections 15.B. and 16 without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;

        Article 17, except that references to "Landlord" in Section 17.G. shall mean only Master Lessor;

        Article 19, except that (i) Sections 19.C., I and M (except with reference to notices to Master Lessor) hereby are deleted, and (ii) references to "Landlord" in Section 19.T. shall mean only Master Lessor; and

        Exhibits A and B, except that references to "Landlord" on Exhibit B shall mean only Master Lessor.

            B. Assumption of Obligations: This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessor hereby agrees to comply with the obligation to pay the rent due under the Master Lease. Sublessee hereby expressly assumes and agrees:
(i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term of this Sublease to the extent incorporated herein; (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term of this Sublease to the extent incorporated herein; and
(iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys' and experts' fees) arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder or the obligations of the "Tenant" under the Master Lease as incorporated herein, or to act or omit to act in any manner which will constitute a breach of the Master Lease.

            C. Master Lessor's Default. Promptly after receipt of Sublessee's written request, Sublessor shall serve notice upon Master Lessor if Master Lessor fails to perform any of its obligations under the Master Lease, and Sublessor agrees to use its diligent good faith efforts to cooperate with Sublessee (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance of its obligations under the Master Lease. The foregoing shall be Sublessor's sole obligation with respect to a default by Master Lessor under the Master Lease. If, however, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Master Lessor with respect to the Subleased Premises ("Action"), Sublessee shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor as Tenant under the Master Lease hereby are conferred upon and assigned to Sublessee, and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such Action against Master Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, provided further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, reasonable attorneys' fees and expenses) which Sublessor may incur or suffer by reason of such Action.

        25. Condition Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon obtaining the written consent of the Master Lessor. If Sublessor fails to obtain the Master Lessor's consent within fifteen (15) days after the latest of the dates of execution of this Sublease by Sublessor and Sublessee, then either Sublessor or Sublessee may terminate this Sublease by giving the other written notice, and Sublessor shall return to Sublessee all sums paid to Sublessor in connection with Sublessee's execution hereof. The foregoing shall be Sublessee's sole remedy in the event Sublessee terminates this Sublease pursuant to this Paragraph.

        26. Non-Disturbance Agreement; Change of Address. Sublessor shall use reasonable efforts to obtain from Master Lessor a recognition agreement in the form referenced in Section 19.T. of the Master Lease. In addition, Sublessor shall use good faith diligent efforts to require that Master Lessor's written consent shall permit Sublessee to request a change in the numerical address of the Building from those numbers permitted by the U.S. Postal Service.

        27. Environmental Reports. Prior to execution of this Sublease by Sublessee, Sublessor shall have provided to Sublessee copies of all environmental reports for the Building received from Master Lessor.

        28. Holding Over. Sublessee acknowledges that it has no right to hold over in the

Subleased Premises after the Expiration Date. In addition to the remedies provided to Master Lessor pursuant to Section 6.C. of the Master Lease, Sublessee shall indemnify, protect, defend and hold Sublessor harmless from any and all damages, liabilities, costs and expenses arising in connection with its failure to timely surrender the Subleased Premises in the condition required by this Sublease, including, without limitation, any claim made by any succeeding tenant or sublessee founded on or resulting from such failure to surrender, together with reasonable attorneys' fees and costs.

        IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

                        [SIGNATURES APPEAR ON NEXT PAGE]


SUBLESSEE:                           SUBLESSOR:

WEBEX, INC.,                         MARCHFIRST, INC.,
a California corporation             a Delaware corporation


By: /s/ Craig Klosterman             By: /s/ Vincent T. Scannell
   --------------------------           -------------------------

Printed                              Printed
Name:    Craig Klosterman            Name:   Vincent T. Scannell
      -----------------------              ----------------------

Its:                                 Its:  Vice President
                                           Real Estate & Office Services
      -----------------------              -----------------------------

Address:    110 Rose Orchard Way     Address:    311 So. Wacker Drive, Ste. 3500
            San Jose, CA 95134                   Chicago, Illinois  60606
                                                 Attn:  Director of Real Estate

Telephone:  (408) 835-7000                       Telephone:  (800) 426-7767

                                   EXHIBIT "A"

                                  MASTER LEASE


                                [to be attached]

60151613v1
10600 North De Anza Blvd.                 408.446.0700
Suite 200                                 Facsimile: 408.446.0583
Cupertino, CA 95014-2075                  www.sobrato.com

                                                          [SOBRATO LOGO OMITTED]

                                                   SOBRATO
                                                         | DEVELOPMENT COMPANIES

                                  Lease between
             Sobrato Development Company #871 and USWeb Corporation


SECTION                                                                                 PAGE #
-------                                                                                 ------
Parties......................................................................................1
Premises.....................................................................................1
Use..........................................................................................1
   Permitted Uses............................................................................1
   Uses Prohibited...........................................................................1
   Advertisements and Signs..................................................................1
   Covenants, Conditions and Restrictions....................................................2
Term and Rental..............................................................................2
   Base Monthly Rent.........................................................................2
   Late Charges..............................................................................2
   Security Deposit..........................................................................3
Construction.................................................................................3
   Landlord's Work...........................................................................3
   Tenant Improvement Construction...........................................................4
   Tenant Improvement Costs..................................................................4
   Insurance.................................................................................5
   Punch List & Warranty.....................................................................5
   Other Work by Tenant......................................................................5
   Landlord Delay............................................................................5
Acceptance of Possession and Covenants to Surrender..........................................6
   Delivery and Acceptance...................................................................6
   Condition Upon Surrender..................................................................6
   Failure to Surrender......................................................................7
Alterations and Additions....................................................................7
   Tenant's Alterations......................................................................7
   Free From Liens...........................................................................8
   Compliance With Governmental Regulations..................................................8
Maintenance of Premises......................................................................9
   Landlord's Obligations....................................................................9
   Tenant's Obligations......................................................................9
   Waiver of Liability.......................................................................9
   Waiver of Liability.......................................................................9
Hazard Insurance............................................................................10
   Tenant's Use.............................................................................10
   Landlord's Insurance.....................................................................10
   Tenant's Insurance.......................................................................11



                                     Page i

SECTION                                                                                 PAGE #
-------                                                                                 ------
   Waiver...................................................................................11
Taxes.......................................................................................11
Utilities...................................................................................12
Toxic Waste and Environmental Damage........................................................12
   Tenant's Responsibility..................................................................12
   Tenant's Indemnity Regarding Hazardous Materials.........................................12
   Actual Release by Tenant.................................................................13
   Environmental Monitoring.................................................................14
   Environmental Monitoring.................................................................14
Tenant's Default............................................................................14
   Remedies.................................................................................15
   Right to Re-enter........................................................................15
   Abandonment..............................................................................15
   No Termination...........................................................................16
   Non-Waiver...............................................................................16
   Performance by Landlord..................................................................16
   Habitual Default.........................................................................16
Landlord's Liability........................................................................16
   Limitation on Landlord's Liability.......................................................16
   Limitation on Tenant's Recourse..........................................................17
   Indemnification of Landlord..............................................................17
Destruction of Premises.....................................................................18
   Landlord's Obligation to Restore.........................................................18
   Limitations on Landlord's Restoration Obligation.........................................18
Condemnation................................................................................18
Assignment or Sublease......................................................................19
   Consent by Landlord......................................................................19
   Assignment or Subletting Consideration...................................................19
   No Release...............................................................................20
   Reorganization of Tenant.................................................................20
   Permitted Transfers......................................................................20
   Effect of Default........................................................................21
   Effects of Conveyance....................................................................21
   Successors and Assigns...................................................................21
Option to Extend the Lease Term.............................................................21
   Grant and Exercise of Option.............................................................21
   Determination of Fair Market Rental......................................................22
   Resolution of a Disagreement over the Fair Market Rental.................................22
   Personal to Tenant.......................................................................23
General Provisions..........................................................................23
   Attorney's Fees..........................................................................23
   Authority of Parties.....................................................................23
   Brokers..................................................................................23
   Choice of Law ...........................................................................23
   Dispute Resolution.......................................................................23
   Entire Agreement.........................................................................25
   Entry by Landlord........................................................................25
   Estoppel Certificates....................................................................25



                                     Page ii

SECTION                                                                                 PAGE #
-------                                                                                 ------
   Exhibits.................................................................................25
   Interest.................................................................................25
   Modifications Required by Lender.........................................................26
   No Presumption Against Drafter...........................................................26
   Notices..................................................................................26
   Property Management......................................................................26
   Rent.....................................................................................26
   Representations..........................................................................26
   Rights and Remedies......................................................................26
   Severability.............................................................................27
   Submission of Lease......................................................................27
   Subordination............................................................................27
   Survival of Indemnities..................................................................27
   Time.....................................................................................27
   Waiver of Right to Jury Trial............................................................27
EXHIBIT A - Premises & Building.............................................................30
EXHIBIT B - Landlord's Work.................................................................31
EXHIBIT C - Tenant Improvement Plans and Specifications.....................................32



                                    Page iii

1. PARTIES: THIS LEASE, is entered into on this day _____ of November, 1999, ("Effective Date") between SOBRATO DEVELOPMENT COMPANY #871, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and USWEB CORPORATION, a Delaware Corporation, whose address is 410 Townsend Street, San Francisco, California 94107 hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, commonly known and designated as 305 West Tasman Drive, San Jose California consisting of 66,684 rentable square feet ("Building") as outlined in red on Exhibit "A" and all improvements located therein including but not limited to buildings, parking areas and structures, landscaping, loading docks, sidewalks, service areas and other facilities (together, the "Premises"). Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 5.B) constructed by Tenant pursuant to Section 5.B. Landlord represents and warrants that the Premises have appurtenant thereto approximately 248 legal parking spaces for Tenant's exclusive use at no charge to Tenant.

3. USE:

        A. PERMITTED USES: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, sales, administration, marketing, and all other related legal uses. Tenant shall use only the number of parking spaces allocated to Tenant under this Lease. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

        B. USES PROHIBITED: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building or set any load on the floor in excess of the load limits for which such items are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises, including without limitation the soils or ground water in or around the Premises. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

        C. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, by no later than the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense. Notwithstanding the foregoing, Landlord agrees that Tenant shall be entitled to exclusive Building and monument signage on the Premises, subject to governmental approval and Landlord's reasonable approval as set forth above. All signage shall be installed at the expense of Tenant.

        D. COVENANTS, CONDITIONS AND RESTRICTIONS: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions. Landlord represents and warrants that the Premises are not encumbered by any existing ground lease.

4.  TERM AND RENTAL:

        A. BASE MONTHLY RENT: The term ("Lease Term") shall be for ninety six
(96) months, commencing on March 1, 2000 (the "Commencement Date") and ending on February 28, 2008, ("Expiration Date"). Notwithstanding the Parties agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date except that Tenant shall not be obligated to pay Base Monthly Rent, additional rent, real property taxes or assessments, any management fee or any other charges under this Lease until the Commencement Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises an amount pursuant to the following schedule:

Months 01 - 12:   $116,697.00
Months 13 - 24:   $121,365.00
Months 25 - 36:   $126,219.00
Months 37 - 48:   $131,268.00
Months 49 - 60:   $136,519.00
Months 61 - 72:   $141,980.00
Months 73 - 84:   $147,659.00
Months 85 - 96:   $153,565.00

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred Sixteen Thousand Six Hundred Ninety Seven and No/100 Dollars ($116,697.00) as prepaid rent for the first month of the Lease.

        B. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after the rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable within five (5) days after written demand ("Demand"). The foregoing notwithstanding, if Landlord issues more than three
(3) Demands during any 24-month period of the Lease, then Landlord shall no longer be obligated to issue Demands and a late charge shall be thereafter due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

        C. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of One Hundred Sixteen Thousand Six Hundred Ninety Seven and No/100 Dollars ($116,697.00) ("Security Deposit"). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, and such default continues beyond any applicable cure period, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) day after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord shall deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

5.  CONSTRUCTION:

        A. LANDLORD'S WORK: Landlord shall cause, at Landlord's expense, the improvements to the Premises outlined on Exhibit "B" ("Landlord's Work") to be completed prior to the Commencement Date. The Landlord's Work shall be constructed in a good and workmanlike manner, using new materials and equipment of good quality, and in compliance with all Laws. With respect to any modifications to the Premises which are required in order to comply with the ADA (as defined below), including without limitation improvements to the parking lot, the lobby, the bathrooms and the drinking fountains (the "ADA Work"), the parties agree that any required work shall be performed by the General Contractor (as defined below) during the construction of the Tenant Improvements. Landlord shall pay all costs associated with such ADA work, in addition to the Work Allowance (as defined below), and payment shall be made by Landlord as payments become due to the General Contractor as provided below.

Tenant shall be entitled to complete Landlord's Work and offset the cost thereof, plus interest at the Interest Rate, against Tenant's obligation for rent next coming due under this Lease if either of the following occur: (i) Landlord's Work has not been completed by March 1, 2000; or (ii) Landlord interferes with General Contractor in the construction of the Tenant Improvements, and such interference continues for three (3) days after written notice from Tenant. The completion of Landlord's Work by Tenant as provided in this Section 5.A. shall be the sole and exclusive remedy of Tenant with respect to either the failure by Landlord to complete Landlord's Work by March 1, 2000, or the interference by Landlord in construction of Tenant Improvements. In the event that Tenant shall be required to complete Landlord's Work, Landlord agrees to promptly assign to Tenant upon demand all plans and specifications relating to Landlord's Work in order to effectuate the completion thereof, and to cooperate with Tenant in connection with the completion of such work. Nothing herein shall diminish Landlord's obligation to act in good faith to promptly commence and diligently prosecute the Landlord's Work to completion as herein agreed.

        B. TENANT IMPROVEMENT CONSTRUCTION: Within the first 12 months of the Lease Term, Tenant shall cause all improvements to the Premises required by Tenant and not included in Landlord's Work or the ADA Work ("Tenant Improvements") to be constructed by a general contractor selected by Tenant ("General Contractor"), in accordance with plans and outline specifications to be attached as Exhibit "C" ("Tenant Improvement Plans and Specifications"). The Tenant Improvements Plans and Specifications shall be prepared, at Tenant's expense by an architect selected by Tenant ("Tenant's Architect"). The Tenant Improvement Plans and Specifications shall be completed for all aspects of the work with all detail necessary for submittal to the city for issuance of building permits and for construction and shall include any information required by the relevant agencies regarding Tenant's use of Hazardous Materials if applicable. The Tenant Improvements shall consist of all items not included within the scope of the Landlord's Work. The Tenant Improvement Plans and Specifications shall provide for a minimum build-out in all areas of the Premises consisting of: (i) the Building Core, (ii) fire sprinklers, (iii) floor coverings, (iv) t-bar suspended ceiling (v) distribution of the HVAC system,
(vi) 2' x 4' drop-in florescent lighting, and (vii) any other work required by the City of San Jose necessary to obtain a Certificate of Occupancy. Tenant shall not have the right to delay the completion of the foregoing minimum Tenant Improvement build-out. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow the General Contractor to construct the Tenant Improvements. The Tenant Improvements shall not be removed or altered by Tenant except as provided in Section 7. During the Lease Term the Tenant Improvements shall be the property of the Tenant and Tenant shall be entitled to all tax benefits associated therewith. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

        C. TENANT IMPROVEMENT COSTS: Upon Tenant's written approval of the budget for the Tenant Improvements furnished by the General Contractor ("Tenant Improvement Budget"), Tenant shall furnish a copy of the Tenant Improvement Budget to Landlord. Thereafter Tenant shall cause the General Contractor to proceed with the construction of the Tenant Improvements in accordance with the terms of Section 5.G below. As an inducement to Tenant to enter into this Lease, Landlord has agreed to provide Tenant a work allowance to be utilized by Tenant for the construction of Tenant Improvements ("Work Allowance") in the amount of One Million Six Hundred Eighty Seven Thousand One Hundred and No/100 Dollars ($1,687,100.00). Tenant shall pay all costs associated with the Tenant

Improvements less the Work Allowance. The Work Allowance and the cost of ADA Work shall be paid by Landlord to Tenant as payments become due to General Contractor as provided below. The cost of Tenant Improvements shall consist of only the following to the extent actually incurred by Tenant in connection with the construction of Tenant Improvements: construction costs, all permit fees, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements, architectural fees (including supervision of the design and construction of the Tenant Improvements), engineering fees, builder's risk insurance, any sales and use taxes, plan check and license fees, alarm and security systems, all testing and inspection costs for the Tenant Improvements, and the General Contractor overhead and general conditions. During the course of construction of Tenant Improvements, Tenant shall cause the General Contractor to deliver to Tenant not more than once each calendar month a written request for payment ("Progress Invoice") which shall include and be accompanied by General Contractor's certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested. Tenant shall pay directly to the General Contractor the amount due pursuant to the Progress Invoice, within fifteen (15) days after Tenant's receipt of the above items, less ten percent (10%) retention and amounts which Tenant has disputed in writing. Within five (5) days following payment by Tenant, Landlord shall reimburse Tenant an amount equal to the product of (i) the Progress Invoice, and (ii) a fraction, the numerator of which is the amount of the Work Allowance and the denominator of which is the Tenant Improvement Budget, until such time as Landlord has expended the full amount of the Work Allowance. In the event Landlord fails to fulfill its obligation to disburse the Work Allowance in accordance with the terms of this Section 5.C., Tenant shall have the right to offset any unpaid portions of the Work Allowance, plus interest at the Interest Rate, against Tenant's obligation for rent next coming due under this Lease.

        D. INSURANCE: Tenant shall cause the General Contractor to procure a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00). Landlord shall also procure (as a cost reimbursable by the Work Allowance) builder's risk insurance for the full replacement cost of the Building Shell and Tenant Improvements while the Building and Tenant Improvements are under construction, up until the date that the casualty insurance policy described in Section 9 is in full force and effect.

        E. PUNCH LIST & WARRANTY: After the Tenant Improvements are Substantially Complete, Tenant shall cause the General Contractor to promptly correct any construction defect or other "punch list" item relating to the Tenant Improvements which Tenant brings to General Contractor's attention. The General Contractor shall provide a standard contractor's warranty with respect to the Tenant Improvements for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God. Landlord agrees to assign to Tenant any warranties relating to the Landlord's Work (including the ADA Work) and the Building in general which may have the effect of reducing Tenant's maintenance costs, and Landlord agrees to cooperate in the enforcement of such warranties at no cost to Landlord.

        F. OTHER WORK BY TENANT: All work not described in Exhibit "B" or Exhibit "C", such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant at Tenant's cost. Prior to the Commencement Date, Tenant shall be obligated to (i) provide active phone lines to any elevators, and (ii) contract with a firm to monitor the fire system.

        G. LANDLORD DELAYS: If Landlord fails to allow Tenant access to the Premises for the purpose of constructing the Tenant Improvements by the Effective Date, or to substantially complete the Landlord's Work by the scheduled Commencement Date (except to the extent caused by any Tenant delay), or if Landlord interferes with the General Contractor in the construction of the Tenant Improvements which causes a delay in the construction and completion thereof (collectively a "Landlord Delay"), the scheduled Commencement Date shall by delayed by the total number of days of Landlord Delay less the number of Tenant delay days. If Tenant does not have access to the Premises by December 15, 1999, Tenant may elect, by written notice to Landlord within five (5) days thereafter, to terminate the Lease whereupon the rights and obligation of Tenant shall immediately terminate, and Landlord shall return to Tenant all prepaid rent and Security Deposit. The delay in the Commencement Date and/or the termination of the Lease provided in this Section 5.G. shall be the sole and exclusive remedy of Tenant with respect to Landlord's failure to allow Tenant access to the Premises by the Effective Date.

6.  ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

        A. DELIVERY AND ACCEPTANCE: On the Effective Date, Landlord shall deliver and Tenant shall accept possession of the Premises. Landlord shall retain a right of entry to complete Landlord's Work and Landlord shall not interfere with construction of the Tenant Improvements. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, including Landlord's obligation to perform Landlord's Work, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance of the Premises, subject to Landlord's obligation to perform Landlord's Work, such other representations and warranties expressly set forth herein, and "punch list" type items of which Tenant has given Landlord written notice within ten (10) days after substantial completion of the Landlord's Work. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement whereby Tenant accepts possession of the Premises subject to Landlord's obligation to perform Landlord's Work, such other representations and warranties expressly set forth herein, and "punch list" type items of which Tenant has given Landlord written notice within ten (10) days after substantial completion of the Landlord's Work. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such acceptance agreement. Notwithstanding anything to the contrary contained in this Lease, Tenant's acceptance of the Premises or submission of a "punch list" pursuant hereto shall not be deemed a waiver of Tenant's right to have defects in the Landlord's Work or any latent defects in the Building (other than Tenant Improvements) repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable.

        B. CONDITION UPON SURRENDER: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those stored, used or disposed of by Tenant in or about the Premises) and Alterations with respect to which Landlord has not reserved the right to require removal excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted,
(ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. If Landlord elects in accordance with Section 7, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord has required and shall repair and restore said Premises or such parts thereof by the Expiration Date to the condition that existed prior to the installation of the Alteration in question. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work.

        C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this
Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

7.  ALTERATIONS AND ADDITIONS:

        A. TENANT'S ALTERATIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has: (i) obtained all required governmental approvals and permits; and (ii) provided Landlord 7 days' notice prior to beginning construction so Landlord can post a notice of nonresponsibility. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) complete set of half-size (15" X 21") vellum as-built drawings, and (iii) a certificate of occupancy for the work upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord. Landlord shall, by written notice to Tenant at the time Landlord's consent to any Alterations is requested, or if no consent is required within ten (10) days after the written request of Tenant, notify Tenant if the Alterations to be constructed shall be required to be removed by Tenant upon the Expiration Date or sooner termination of this Lease. In no event shall the Tenant Improvements be required to be removed. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. Notwithstanding anything to the contrary herein, Tenant shall be permitted to make nonstructural alterations to the Premises that do not require a governmental permit or approval and do not exceed $15,000.00 per work of improvement without Landlord's consent but otherwise subject to all other terms and conditions set forth in this Section 7.

        B. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

        C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Following completion of the ADA Work, Tenant, at Tenant's sole expense shall make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant. All costs associated with compliance with this Section 7.C. shall be borne by Tenant if the requirement for compliance is triggered by: (i) Tenant's specific use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Alterations or trade fixtures. If a capital improvement or replacement to the Premises is required for any other reason, then within ten (10) business days after Tenant delivers evidence reasonably satisfactory to Landlord substantiating Tenant's payment of such capital improvement, Landlord shall reimburse Tenant for the cost of the improvement or replacement less that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the capital improvement, as reasonably determined by Landlord in accordance with generally accepted accounting principles. If the capital improvement is made during the initial Lease Term, Tenant's share shall initially be based on the initial Lease Term and if Tenant thereafter exercises its renewal option, then upon the commencement of the Option term, an adjustment shall be made so that during the Option Term Tenant shall pay its share determined by multiplying the cost of the capital improvement by a fraction, the numerator of which is the sum of the Lease Term remaining at the time the capital expenditure was made and the Option Term and the denominator of which is the useful life of the capital improvement.

8.  MAINTENANCE OF PREMISES:

        A. LANDLORD'S OBLIGATIONS: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, concrete slab, exterior and load bearing walls, beams, columns, roof structure of the Building, and any latent defects in the Building (other than Tenant Improvements).

        B. TENANT'S OBLIGATIONS: Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings,
(iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) the parking lot and all underground utility facilities servicing the Premises, (viii) all elevator equipment, (ix) the roof membrane system, and (x) all waterscape, landscaping and shrubbery. All wall surfaces and floor tile are to be maintained in an as good a condition as exists on the substantial completion of the Tenant Improvements free of holes, gouges, or defacements. With respect to items (ii), (viii) and (ix) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Landlord.

        C. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause beyond Landlord's reasonable control, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. If Landlord fails to use reasonable diligence to make repairs for which it is responsible under this Section 8.C. and imminent injury to persons or damage to property may result therefrom, Tenant may make such repairs and Landlord shall pay the reasonable cost thereof within thirty (30) days after written demand. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing, unless due to Landlord's or Landlord's Agents active negligence or willful misconduct.

        D. CAPITAL IMPROVEMENTS: If as a part of Tenant's fulfillment of its maintenance obligations under this Section 8, a capital improvement or replacement to the Premises is paid for by Tenant which costs in excess of Twenty Five Thousand Dollars ($25,000.00), Landlord shall reimburse Tenant for the cost of the replacement less the sum of (i) Twenty Five Thousand Dollars ($25,000.00) plus (ii) that portion of the remaining cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement, as reasonably determined by Landlord in accordance with generally accepted accounting principles. If the capital improvement is made during the initial Lease Term, Tenant's share shall initially be based on the initial Lease Term and if Tenant thereafter exercises its renewal option, then upon the commencement of the Option term, an adjustment shall be made so that during the Option Term Tenant shall reimburse Landlord an amount determined by multiplying the cost of the capital improvement by a fraction, the numerator of which is the sum of the Lease Term remaining at the time the capital expenditure was made and the Option Term and the denominator of which is the useful life of the capital improvement,

9.  HAZARD INSURANCE:

        A. TENANT'S USE: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums (unless Tenant pays for such insurance premium increase) or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all reasonable requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to construct or to pay the cost of complying with underwriters requirements requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is: (i) also required pursuant to Section 7.C. above; and/or (ii) necessitated solely because of Tenant's particular use of the Premises. If such improvements are required by Section 7.C., the cost thereof shall be reimbursed by Landlord pursuant to said Section 7.C.

        B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire, extended coverage and rental loss (such rental loss covering a 12 month period) insurance in an amount equal to the replacement cost of the Building (excluding only the Tenant Improvements and Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. If commercially available and carried by other owners of commercial properties in the area, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may reasonably elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles which, in the case of earthquake and flood insurance may be up to fifteen percent (15%) of the replacement value of the property. Additionally Landlord may maintain a policy of commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection. Tenant agrees to pay Landlord as additional rent, within thirty (30) days after written demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by comprehensive general liability insurance, the amount of any deductible under such policy, not to exceed Twenty Thousand Dollars ($20,000.00) per occurrence (excluding earthquake and flood insurance) unless the casualty is caused by the active negligence or willful misconduct of Landlord or Landlord's agents, in which case Landlord shall be responsible for any deductible. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant.

It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

        C. TENANT'S INSURANCE: Tenant agrees, at its sole cost, to insure its personal property, Tenant Improvements (for which it has paid from sources other than the Work Allowance), and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty
(30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks and which are customarily insured against by prudent property owners in the vicinity of the Premises.

        D. WAIVER: Landlord and Tenant hereby waive all rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. Tenant's obligation under this Section shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord on the Premises during the Term hereof and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with the fees charged by a third party appeal firm for such services. Property Taxes also shall not include any tax or assessment expense: (i) levied on Landlord's rental income unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (iii) imposed on land and improvements other than the land upon which the Building is situated. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant. Landlord shall not be required to join in any such proceeding or contest unless the provisions of any law require that the proceeding or contest be brought by or in the name of the owner of the Premises. In such event, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, provided that Landlord is not required to bear any cost in connection therewith.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease.

12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

        A. TENANT'S RESPONSIBILITY: Without the prior written consent of Landlord, Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents") shall not bring, use, or generate, create, release, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitabitity, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time or any wastes, materials or substances which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements ("Hazardous Materials") except for those substances customary in typical office uses for which no consent by Landlord shall be required. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials brought, used, or generated, created, released, emitted or disposed of on or about the Premises by Tenant or Tenant's Agents, including doing the following:
(i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards;
(iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, generating, creating, releasing, emitting or disposing, of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

        B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall, at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant or Tenant's Agents through the surface soils of the Premises during the Lease Term or the violation of any Governmental Regulation or environmental law, by Tenant or Tenant's Agents. Tenant's indemnification, defense, and hold harmless obligations for Tenant's release or violation include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation now or hereafter in effect; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) all costs of defending such claims; (iv) losses attributable to diminution in the value of the Premises or the Building; (v) loss or restriction of use of rentable space in the Building; (vi) Adverse effect on the marketing of any space in the Building; and
(vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination o this Lease.

        C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant or Tenant's Agents. In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as described therein. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps. In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

        D. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant has used, stored, treated or disposed of any Hazardous Materials on or about the Premises in violation of applicable Law or this Lease, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefore.

        E. LANDLORD REPRESENTATIONS: Notwithstanding anything to the contrary contained in this Lease, Landlord hereby represents and warrants to Tenant that, to the best of Landlord's knowledge: (i) the Premises, the Building and the land upon which they are located and all operations conducted thereon prior to the Commencement Date have been and are in compliance with a all laws regarding Hazardous Materials ("Hazardous Materials Laws"); and (ii) any handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Premises, the Building and the land prior to the Commencement Date has been in compliance with all Hazardous Materials Laws. Landlord further represents and warrants that, to the best of Landlord's knowledge, no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, Building or the land, nor has Landlord received any notice of pending investigations with respect to the presence of Hazardous Materials on or about the Premises, Building or land. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Tenant or its agents, employees or contractors, Tenant shall not be responsible for, and hereby is released from, any and all losses, costs (including reasonable attorneys' fees), expenses, damages, claims, suits, actions and causes of action with respect to any Hazardous Material present on or about the Premises, the Building or the surrounding property, or the soil, groundwater or surface water thereof as of the Lease Commencement Date.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease within five (5) days after the date such amount is due, (ii) the abandonment (but not the vacating) of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord, provided that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Tenant shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

        A. REMEDIES: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental toss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

        B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

        C. ABANDONMENT: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

        D. NO TERMINATION: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

        E. NON-WAIVER: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        F. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or required by Tenant by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 19.J) within ten (10) days of Landlord's written notice for such payment.

        G. HABITUAL DEFAULT: The provisions of Section 13 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance Lender this Lease.

14.  LANDLORD'S LIABILITY:

        A. LIMITATION ON LANDLORD'S LIABILITY: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Lender") that has provided Tenant with notice of its interest in the Premises, and shall provide Lender a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure, provided that Lender has given Tenant written notice within ten (10) days after Tenant's delivery of the notice required in the preceding sentence that it will in fact promptly effect a cure of said default. Tenant agrees that each of the Lenders to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Lender or any purchaser at a foreclosure sale of Lender's interest unless Lender or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant Further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief. The foregoing notwithstanding, Tenant shall be released from any and all actual losses, costs, expenses, damages, claims, suits, actions and causes of action with respect to a violation of Law by Landlord.

        B. LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises, insurance and condemnation proceeds, and third party claims relating to the Premises for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

        C. INDEMNIFICATION OF LANDLORD: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord's agents, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property on or in the Premises during the Term hereof from any cause, except to the extent caused by the willful misconduct or active negligence of Landlord or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the gross negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

15.  DESTRUCTION OF PREMISES:

        A. LANDLORD'S OBLIGATION TO RESTORE: In the event of a destruction of the Premises during the Lease Term Landlord shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent from the date of destruction until the repairs are sufficiently complete to allow Tenant to conduct its business without material interference, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance or Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of
Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this
Section 15 shall govern in the case of such destruction.

        B. LIMITATIONS ON LANDLORD'S RESTORATION OBLIGATION: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord,
(ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord (unless Tenant, within 45 days after the casualty, agrees in writing to contribute any shortfall), (iv) the damage or destruction occurs in the last eighteen (18) months of the Lease Term, (v) Tenant is in default pursuant to the provisions of
Section 13 beyond any applicable cure period, or (vi) Tenant has vacated the Premises for more than ninety (90) days. In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. If the repairs cannot be made within one hundred eighty (180) days from the date of the damage or destruction, Tenant may elect to terminate this Lease by providing Landlord written notice of its election within sixty (60) days following the date of the damage or destruction.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of such partial taking, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking.

Notwithstanding anything to the contrary in this Lease, if there is a taking under the power of eminent domain (or a transfer in lieu thereof), Tenant shall have the right to terminate the Lease if: (i) there is a taking of more than 25% of the Building or more than 10% of the parking area; or (ii) there is a temporary taking of more than 33-1/3% of the Building for one year or more. If any part of the Premises is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Law, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations.

17.  ASSIGNMENT OR SUBLEASE:

        A. CONSENT BY LANDLORD: Except as specifically provided in this Section 17.E, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant desires to assign this Lease or any interest herein or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the preceding three years if available, (iii) the nature of the proposed transferee's business to be carried on in the Premises, and (iv) a statement outlining all consideration to be given on account of the Transfer. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee describing all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Landlord shall be deemed to have elected option (i) above. Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to a use permitted under this Lease and does involve the use of Hazardous Materials; (ii) the proposed assignee or subtenant is a company with sufficient financial worth to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignee or sublessee executes Landlord's consent in form reasonably satisfactory to Landlord as described in Section 17.C. below; and (iv) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, not to exceed a total $1,000.00. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

        B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Any rent or other economic consideration realized by Tenant under any sublease and assignment, in excess of the Base Monthly Rent, real estate taxes and assessments, and amortized capital expenses payable under Sections 7.C. and 8.B. payable hereunder and reasonable subletting and assignment costs including brokers' commissions, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

        C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

        D. REORGANIZATION OF TENANT: The provisions of this Section 17.D shall apply if Tenant is a corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i) the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder, and in a transaction under clause (ii) the transferee or buyer shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such transferee or buyer assumes the obligations of Tenant under the Lease.

        E. PERMITTED TRANSFERS: Notwithstanding anything contained in this
Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) a subsidiary, affiliate, franchisee, division or corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth after giving effect to such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth after giving effect to such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

        F. EFFECT OF DEFAULT: In the event of Tenant's default beyond any applicable cure period, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A termination of the Lease due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits (unless such rent or security deposit is actually delivered to Landlord) or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

        G. CONVEYANCE BY LANDLORD: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the Parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

        F. SUCCESSORS AND ASSIGNS: Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all Parties hereto comprising Tenant shall be jointly and severally liable hereunder.

18.  OPTION TO EXTEND THE LEASE TERM:

        A. GRANT AND EXERCISE OF OPTION: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen
(18) months prior to the date the Lease Term would expire but for such exercise but no later than twelve (12) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except for the grant of additional Options pursuant to this Section shall constitute the Lease terms during the Option Term, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, and (ii) ninety five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term beyond any applicable cure period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this
Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building. Fair Market Rental shall further take into account that Tenant is in occupancy and making functional use of the Premises in its then existing condition and no additional work allowance, tenant improvements or other rental concessions shall be required of Landlord. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to reduce comparable rents which include (i) brokerage commissions,
(ii) tenant improvement allowances, and (iii) vacancy costs, to account for the fact that Landlord will not suffer such costs in the event Tenant exercises its Option.

        B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in
Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

        C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding Fair Market Rental shall be resolved as follows:

        1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

        2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

        3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

        4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

        D. PERSONAL TO TENANT: All Options provided to Tenant in this Lease are personal and granted to USWeb Corporation (or a permitted transferee as described in Section 17.E.) and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19.  GENERAL PROVISIONS:

        A. ATTORNEY'S FEES: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgement costs is severable from all other provisions of this Lease.

        B. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duty adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form reasonably acceptable to Landlord, authorizing the execution of the Lease.

        C. BROKERS: Tenant and Landlord each represent to the other that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Colliers International, which represents Tenant, and Tenant and Landlord each agree to indemnify, defend and hold each other harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through the indemnifying party.

        D. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Except as provided in Section 19.E, venue shall be Santa Clara County.

        E. DISPUTE RESOLUTION: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction for such claim), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J.A.M.S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code Section 1119 et. seq. The mediation shall be held in Santa Clara County, California and in accordance with the existing rules and practice of J.A.M.S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 19.E attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

IF A MEDIATION IS CONDUCTED BUT IS UNSUCCESSFUL, IT SHALL BE FOLLOWED BY FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR THE OTHER JUDICIAL AND MEDIATION SERVICE SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT THE ARBITRATOR SHALL PERMIT REASONABLE DISCOVERY SUCH AS DOCUMENT PRODUCTION BUT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUEST FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CALIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION OR MEDIATION SHALL BE IN SANTA CLARA COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

LANDLORD:   JMG       TENANT:   JS

        F. ENTIRE AGREEMENT: This Lease and the exhibits attached hereto contains all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

        G. ENTRY BY LANDLORD: Upon prior notice to Tenant and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times upon 24 hours' prior notice (except in case of emergency), and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes:
(i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; (iv) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) showing the Premises to Landlord's or the Master Landlord's existing or potential successors, purchaser, and lenders. Tenant shall permit Landlord and his agents, at any time within two hundred ten
(210) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder beyond any applicable cure period), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours. Landlord shall use reasonable efforts not to interfere with Tenant's business operations in the Premises during such entry. Tenant shall have the right to require that a representative of Tenant accompany Landlord and its visitors in areas of the Premises which Tenant deems to be secure (including Tenant's server room and rooms with vaults or safes).

        H. ESTOPPEL CERTIFICATES: At any time during the Lease Term, Tenant shall, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on Landlord's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant agrees to provide, within five (5) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein, if the then Tenant is not a publicly traded company.

        I. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

        J. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

        K. MODIFICATIONS REQUIRED BY LENDER: If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

        L. NO PRESUMPTION AGAINST DRAFTER: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

        M. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by local or overnight courier service or by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. Notices by courier service shall be deemed effective on the date of delivery to the specified address. Noticed by the United States Postal System shall be deemed effective on the date of delivery or attempted delivery. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute. If any notice is due on Saturday, Sunday or a legal holiday, such notice shall be deemed due on the next business day.

        N. PROPERTY MANAGEMENT: In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

        O. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

        P. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter except as expressly set forth herein. Except as expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

        Q. RIGHTS AND REMEDIES: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

        R. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

        S. SUBMISSION OF LEASE: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

        T. SUBORDINATION: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default beyond any applicable cure period and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall cause the existing lender to furnish to Tenant, within forty-five
(45) days of the date of both parties' execution of this Lease, with a written agreement providing for (i) recognition by the lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises. In the event that Landlord is unable to provide such agreement, Tenant's sole remedy shall be termination of the Lease, which election shall be made within fourteen (14) days following the expiration of such forty-five (45) day period.

        U. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

        V. TIME: Time is of the essence hereunder.

        W. WAIVER OF RIGHT TO JURY TRIAL: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord: SOBRATO DEVELOPMENT CO.            Tenant: USWEB CORPORATION
#871 a California Limited                    a Delaware Corporation
Partnership

By:    /s/ [Illegible]                       By:   /s/ Carolyn U. Aren
    -------------------------------              -------------------------------

Its:   General Partner                       Its:    EVP
    -------------------------------              -------------------------------

                                             By:   /s/ Frank Slattery
                                                 -------------------------------

                                             Its:  Asst. Secretary
                                                 -------------------------------

NOTE: This lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president, or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer and in such event, Tenant must deliver to Landlord a certified copy of a corporate resolution authorizing the signatory to execute this Lease.

                        EXHIBIT "A" - Premises & Building



                                [GRAPHIC OMITTED]

                          EXHIBIT "B" - Landlord's Work


Landlord's Work shall consist of the following scope:

        1. All electrical, mechanical, plumbing systems (excluding those systems which Tenant elects not to utilize) and the roof membrane shall be in good condition and repair.

        2. The depressed floor slab shall be filled with sand and topped with concrete to provide that the entire building slab is at the same elevation.

        3. Punch windows shall be added along the north and east side of the building and the existing mechanical pad removed pursuant to the elevation plan prepared by Arctec dated October 25, 1999, a copy of which is attached hereto.

        4. Any modifications required by the Americans with Disabilities Act to make the improvements existing as of the Effective Date conform with the ADA shall be completed as per the Lease.

                  EXHIBIT "C" - Tenant Improvement Plans and Specifications

                        (sheet references to be attached)

                            FORM OF LETTER OF CREDIT


[Lending Institution Name]
[Address of Lending Institution]                         Date:  __________, 2000

              IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________

Account  Party [Account Party's Name]
               [Account Party Address]

In favor of: Beneficiary
               [Beneficiary Name], its successors and assigns
               [Beneficiary Address]

        AMOUNT                                     EXPIRY DATE:
USD  _____________                                        [Expiry Date]
[Dollar Amount] U.S. Dollars Only

Gentlemen:

We hereby establish our irrevocable letter of credit in favor of [Beneficiary Name] in the amount of USD [Numeric Dollar Amount] ([Alphabetic Dollar Amount] U.S. Dollars Only), effective immediately. Funds under this Letter of Credit are available to you by your draft at sight drawn on the [Lending Institution Name, Lending Institution Address], bearing the clause "Drawn under [Lending Institution Name] Letter of Credit No. _______ dated ________, 199__," and accompanied by the following document:

        Beneficiary's signed statement stating that: "The undersigned Beneficiary is entitled to draw upon this Letter of Credit pursuant to the terms of that Sublease dated [Lease Date] for premises at [Premises Address] between [tenant's name] and [Sublessor's name], as such Lease may have been modified or amended to date. The undersigned Beneficiary hereby makes demand for the payment of [dollar amount requested] of the Letter of Credit."

Such statement shall be conclusive as to such matters and we will accept such statement as binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness or validity thereof or any part thereof and notwithstanding the claim of any person to the contrary.

This Letter of Credit is transferable by Beneficiary. This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any document(s), instrument(s), contract(s), or agreement(s) referred to herein or in which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document(s), instrument(s), contract(s), or agreement(s). Partial draws under this Letter of Credit shall be permitted.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date of this Letter of Credit unless at least sixty (60) days prior to the then current expiration date we notify the Beneficiary by registered letter that we elect not to consider this Letter of Credit renewed for such additional period. If such notice is given, then during such notice period (i.e., the at least sixty (60) day period commencing on the date of such notice and ending with the then applicable expiration date of this Letter of Credit), this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum when accompanied by a statement described above in the first paragraph of this Letter of Credit.

We hereby agree with you that drafts drawn and presented in compliance with the terms of this Letter of Credit will be honored by us immediately if presented at any of our offices on or before [Expiry Date], as such date may be extended pursuant to the terms hereof.

Unless otherwise stated in this Letter of Credit, this Letter of Credit is subject to The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, which is incorporated by reference herein.

Very truly yours,

_______________________________________
Authorized Signature


                                      -17-